UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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MAYVILLE ENGINEERING COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAYVILLE ENGINEERING COMPANY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 12, 2020

To the Shareholders of

Mayville Engineering Company, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Mayville Engineering Company, Inc. will be held online at www.virtualshareholdermeeting.com/MEC2020 on Tuesday, May 12, 2020, at 2:00 P.M., Central Time, for the following purposes:

1. To elect two directors to hold office until the 2023 annual meeting of shareholders and until their successors are duly elected and qualified.

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020.

3. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 9, 2020, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

A proxy for the meeting and a proxy statement are enclosed herewith.

By Order of the Board of Directors
MAYVILLE ENGINEERING COMPANY, INC.

Todd M. Butz
Secretary

Mayville, Wisconsin

April 2, 2020

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 12, 2020.  The Mayville Engineering Company, Inc. proxy statement for the 2020 Annual Meeting of Shareholders and the 2019 Annual Report to Shareholders are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.  TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

MAYVILLE ENGINEERING COMPANY, INC.

715 South Street

Mayville, Wisconsin  53050

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 12, 2020

This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Mayville Engineering Company, Inc. (the "Company", "we", "our", "us" or similar terms), beginning on or about April 2, 2020, in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held online at www.virtualshareholdermeeting.com/MEC2020 on Tuesday, May 12, 2020, at 2:00 P.M., Central Time, and all adjournments or postponements thereof (the "Annual Meeting") for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend and vote at the Annual Meeting by virtual presence online.  Virtual presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy.  Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

We are holding the Annual Meeting online due to an abundance of caution related to the coronavirus (COVID-19) and the priority we place on the health and well-being of our shareholders, employees and other stakeholders. We have worked to offer the same participation opportunities as would be provided at an in person annual meeting.

The virtual Annual Meeting will begin promptly at 2:00 P.M., Central Time. Online check-in will begin at 1:45 P.M., Central Time, and you should allow ample time for the online check-in procedures.  If you have difficulty accessing the Annual Meeting, please call 800-586-1548 (US) or 303-562-9288 (International). We will have technicians available to assist you.

Whether or not you participate in the Annual Meeting, it is important that your shares be part of the voting process.  The other method by which you may vote is described elsewhere in this proxy statement.

A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein.  The shares represented by executed but unmarked proxies will be voted as follows:

• FOR the two persons nominated for election as directors referred to herein;

• FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020; and

• On such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy.

Other than the election of two directors and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

Only holders of record of the Company's common stock, no par value per share (the "Common Stock"), at the close of business on March 9, 2020 (the "Record Date"), are entitled to vote at the Annual Meeting.  On that date, the Company had outstanding and entitled to vote 19,311,966 shares of Common Stock, each of which is entitled to one vote per share. The presence of a majority of the votes entitled to be cast shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and broker non-votes will be counted as present in determining whether there is a quorum.

ELECTION OF DIRECTORS

The Company's bylaws provide that the directors shall be divided into three classes, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms.  At the Annual Meeting, the shareholders will elect two directors to hold office until the 2023 annual meeting of shareholders and until their respective successors are duly elected and qualified.  Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the two persons named as nominees herein. The Board has no reason to believe that the listed nominees will be unable or unwilling to serve as directors if elected.  However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

Each director will be elected by a plurality of the votes cast at the Annual Meeting, assuming a quorum is present. For this purpose, "plurality" means that the nominees receiving the largest number of votes will be elected as directors.  Any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of the directors. Votes will be tabulated by an inspector of elections appointed by the Company.

The Board is presently composed of eight members, seven of whom are non-employee, independent directors. Due to his desire to reduce his professional commitments, John A. St. Peter is not standing for election at the Annual Meeting. As a result, the Board will, effective immediately preceding the Annual Meeting, amend our bylaws to reduce the number of directors from eight to seven. Following the amendment to our bylaws, the Board will continue to be divided into three classes, comprised of two, three and two members, respectively.

The following sets forth certain information, as of March 9, 2020, about the Board's nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

Nominees for Election at the Annual Meeting

Terms expiring at the 2023 Annual Meeting

Steven L. Fisher, 65, has been a member of the Board since November 2013. He has previously served as an executive at Caterpillar, Inc., where he was a Division Chief Financial Officer from 1991 to 1998 and Vice President from 2005 to 2014. Mr. Fisher currently serves as a member of the advisory board of Palmer Johnson Power Systems. Mr. Fisher received a Bachelor of Science in Accounting from Bradley University and is a licensed certified public accountant. We believe Mr. Fisher's substantial experience as an executive of a public company in the manufacturing industry and accounting expertise qualifies him to serve on the Board.

Patrick D. Michels, 60, has been a member of the Board since January 2010. He has served as the President, Chief Executive Officer and director of Michels Corporation, an international utility and infrastructure contractor based in Brownsville, Wisconsin, since 1998. Mr. Michels has also served as a director for the Raymond Foundation since 2012 and National Exchange Bank and Trust since 2016. He was a director of St. Norbert's College from 2006 to 2018 and a director of American Bank from 1998 to 2016. Mr. Michels earned his Bachelor of Business Administration from St. Norbert's College. We believe that Mr. Michels' extensive experience as the President and Chief Executive Officer of a large construction contractor company qualifies him to serve on the Board.

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" SUCH NOMINEES.  SHARES OF THE COMPANY'S COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" SUCH NOMINEES.

Directors Continuing in Office

Terms expiring at the 2021 Annual Meeting

Allen J. Carlson, 69, has been a member of the Board since January 2016. Mr. Carlson is currently employed by the University of Florida's College of Engineering, serves as a director of KMCO, Inc. and on the Board of Regents of the Milwaukee School of Engineering. Mr. Carlson previously served as a director and the Chief Executive Officer of Sun Hydraulics Corporation from 2000 to 2016. From October 1977 to March 1996, Mr. Carlson held various engineering, marketing and management positions for Vickers Incorporated, a wholly owned subsidiary of Trinova Corporation. Mr. Carlson earned his Bachelor's degree from the Milwaukee School of Engineering and is a graduate of the Advanced Management Program at the Harvard Business School. We believe that Mr. Carlson's over 40 years of experience in the manufacturing industry and nearly 16 years as the Chief Executive Officer of a public company qualifies him to serve as a member of the Board.

Timothy L. Christen, 61, has been a member of the Board since June 2016. He is currently an independent contractor providing consulting services to Baker Tilly Virchow Krause, LLP, a national public accounting firm, where he served as a partner from 1990 to 2016 and as Chairman and Chief Executive Officer from 1999 to 2016. Mr. Christen has served as the non-executive Chairman of Baker Tilly International Ltd. since 2017 and as a director of CPA.com, an accounting technology reseller, since 2018.  Mr. Christen also served as director of the American Institute of CPAs from 2014 to 2017, serving as Chairman from 2015 to 2016. Mr. Christen earned his Bachelor of Science in Accounting from the University of Wisconsin-Platteville and is a licensed certified public accountant. We believe Mr. Christen's over 36 years of accounting expertise and substantial strategy, risk and management experience over his 16 years as the Chief Executive Officer of a national public accounting firm qualifies him to serve as a member of the Board.

Craig E. Johnson, 71, has been a member of the Board since October 2006. He previously served as a risk management and insurance consultant for Corporate Insurance Solutions, Inc. from October 2004 to February 2018. Mr. Johnson also served as a director for Southern Eagle Insurance Company from January 2006 to May 2011 and Gulf State Insurance Services, Ltd. from November 2007 to June 2012. In addition, Mr. Johnson served as Chief Executive Officer and Chairman of Broker's Surety Services, Inc. from 1992 to 1997 and Managing Member of First Partners, LLC, a risk management and actuarial consulting firm, from December 1999 to May 2012. He also served as a director and Credit Committee Chairman at FDIC Bank from 1983 to 1997. Mr. Johnson earned his Bachelor of Science from Bradley University. Mr. Johnson served in the United States Air Force as a Captain from 1970 to 1984. He served as both active duty and reserves and was Vice President of the Air Force Division of the Reserve Officers Association. We believe Mr. Johnson's experience as an executive in the risk management industry and actuarial expertise qualifies him to serve on the Board.

Terms expiring at the 2022 Annual Meeting

Robert D. Kamphuis, 62, joined our company as President and Chief Executive Officer in 2005 and has served as the Chairman, President and Chief Executive Officer since January 2007. Mr. Kamphuis also serves as a board member and past Chairman of Wisconsin Manufacturers & Commerce, a board member of Brakebush Brothers, Inc. and The Nordic Group of Companies, Ltd., and Subzero Group Inc., and a member of the UW System Business Council, the John Deere Direct Material Supplier Council, the Harley Davidson Supplier Advisory Council and the Mebane Manor Executive Corporate Club. Prior to joining our company, Mr. Kamphuis held various roles with Giddings & Lewis, Inc. including as President and Chief Executive Officer of Gilman Engineering and Manufacturing Co., LLC, a designer and manufacturer of automated assembly systems, and began his career with Ernst & Young. Mr. Kamphuis is a graduate of the Executive International Leadership Program at Stanford University and earned a Bachelor of Business Administration & Accounting from the University of Wisconsin-Whitewater. He is also a licensed certified public accountant. We believe that Mr. Kamphuis is qualified to serve as a director of our company because he has extensive senior management experience and serves as our President and Chief Executive Officer.

Jay O. Rothman, 60, has been a member of the Board since July 2008. He has served as the Chairman and Chief Executive Officer of Foley & Lardner LLP, a national law firm, since June 2011, has been a member of the firm's Management Committee since February 2002 and has been a partner since February 1994. He joined Foley & Lardner LLP in October 1986. Mr. Rothman serves as director of Quad/Graphics, Inc. Mr. Rothman received a Bachelor of Arts from Marquette University in 1982 and a Juris Doctor from Harvard Law School in 1985. We believe that Mr. Rothman's career as an executive and as a business attorney qualifies him to serve as a member of the Board.

CORPORATE GOVERNANCE

Corporate Governance Guidelines; Code of Conduct and Ethics

The Board has adopted Corporate Governance Guidelines that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board.  The Corporate Governance Guidelines also establish the Company's policies on director orientation and continuing education, which include a mandatory orientation program for new directors and provide that the Board will be assessed on an annual basis to determine whether it and its committees are functioning effectively.  In addition, the Company's Corporate Governance Guidelines provide that, at each regularly scheduled Board meeting, the independent directors meet in executive session.  The independent directors may also meet at such other times as any of them determine appropriate.  The Corporate Governance Guidelines also provide that the Company's executive officers and other members of senior management who are not members of the Board will participate in Board meetings to present information, make recommendations and be available for direct interaction with members of the Board.  The Nominating and Corporate Governance Committee and the Board are responsible for regularly reviewing and revising the Corporate Governance Guidelines and related documents as and when appropriate. The Company has posted a copy of the Corporate Governance Guidelines on its website at ir.mecinc.com.

We have adopted a Code of Conduct and Ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer and other persons performing similar functions. We have posted a copy of the Code of Conduct and Ethics on our website at ir.mecinc.com.

Other than the text of the Corporate Governance Guidelines and Code of Conduct and Ethics, the Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this proxy statement.

Director Independence; Board Leadership Structure

The Board has adopted director independence standards to assist it in making determinations regarding whether the Company's directors are independent as that term is defined in the listing standards of the New York Stock Exchange (the "NYSE").  These standards are available on the Company's website at ir.mecinc.com.  Based on these standards, the Board determined that all of the our non-employee directors (i.e., all directors except for Mr. Kamphuis, who is our Chairman, President and Chief Executive Officer) are "independent directors" as that term is defined in the listing standards of the  NYSE and the director independence standards adopted by the Board.  In making this determination, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the transactions involving them described below and in the section titled "-Transactions with Related Persons" further below.

In particular, for Mr. Fisher, the Board considered the consulting arrangement between Mr. Fisher and the Company, which ended in 2018.  Mr. Fisher did not receive greater than $120,000 from the Company in any twelve-month period within the last three years pursuant to the prior consulting arrangement.

Mr. Johnson was a consultant of Corporate Insurance Solutions, Inc., a company then wholly-owned by Mr. Johnson's wife, until 2018.  The Company paid fees to Corporate Insurance Solutions, Inc. for risk management consulting work in 2016 and 2017, and the Company also paid fees directly to Mr. Johnson in 2018 for such work.  In no event did Corporate Insurance Solutions, Inc. or Mr. Johnson receive greater than $120,000 from the Company for such consulting fees in any twelve-month period within the last three years.

Mr. St. Peter is a partner in the law firm of Edgarton, St. Peter, Petak & Rosenfeldt, which provides legal services to the Company.  In no event did Edgarton, St. Peter, Petak & Rosenfeldt or Mr. St. Peter receive greater than $120,000 from the Company for such legal services in any twelve-month period within the last three years.

The Company's transactions related to these directors were fair and reasonable to the Company and on terms no less favorable to the Company than could be obtained in a comparable arm's length transaction with an unrelated party.

In each of the cases noted above and otherwise described in the section titled "Transactions with Related Persons," the Board has determined that each of our non-employee directors is "independent" as that term is defined under the listing standards of the NYSE and the director independence standards adopted by the Board.

Our Board believes it is important to have flexibility in selecting our chairman and board leadership structure. Accordingly, our Corporate Governance Guidelines allow for the positions of chairman and chief executive officer to be held by the same person. Our Board believes that it is currently in the best interest of the Company and its shareholders for Mr. Kamphuis to serve in both roles. Our Board believes that Mr. Kamphuis' strategic vision for our business, his in-depth knowledge of our operations, and his experience as our President and Chief Executive Officer since 2005 make him well qualified to serve as our Chairman, President and Chief Executive Officer.

Board Meetings

The Board held four meetings in 2019.  During the period of the directors' service in 2019, each of the directors attended at least 75% of the meetings of the Board and the committees on which they served during 2019.

At each regularly-scheduled Board meeting, the independent directors meet separately in executive session.  An independent director presides over each executive session of the independent directors.  The independent director who presides may differ from meeting to meeting, which is dependent on the subject matter of the agenda of the executive session.

Directors are expected to attend our annual meeting of shareholders each year.  In 2019, our annual meeting of shareholders was conducted via a unanimous consent action by our then sole shareholder, the Mayville Engineering Company, Inc. Employee Stock Ownership Plan (the "ESOP").

Committees

The Board currently has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  Each of these committees has the responsibilities set forth in formal written charters adopted by the Board.  The Company makes available copies of each of these charters free of charge on its website located at ir.mecinc.com. Other than the text of the charters, the Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this proxy statement.

Audit Committee

The Audit Committee assists the Board in fulfilling the oversight responsibilities the Board has with respect to (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications and independence of our independent registered public accounting firm and (iv) the performance of our internal audit function and our independent registered public accounting firm. The Audit Committee has responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee is also responsible for preparing an audit committee report to be included in our annual proxy statement, and reviews, approves and oversees on an on-going basis any related party transactions. The Audit Committee has authority to preapprove all auditing and permitted non-audit services to be performed by our independent registered public accounting firm, subject to the de minimis exceptions provided under the Securities Exchange Act of 1934, as amended. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting and auditing matters.

The Audit Committee presently consists of Timothy L. Christen (Chairperson), Steven L. Fisher and Patrick D. Michels, each of whom is independent as defined in Rule 10A-3 of the Securities Exchange Act of 1934 and under the listing standards of the NYSE, as well as the director independence standards adopted by the Board.  In addition, the Board has determined that each member of the Audit Committee qualifies as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission and meets the expertise requirements for audit committee members under the listing standards of the NYSE .  The Audit Committee held five meetings in 2019.

Compensation Committee

The purposes of the Compensation Committee are to (i) assist the Board in discharging its responsibilities relating to the compensation of our executive officers, (ii) administer our incentive and equity compensation plans and (iii) provide oversight of the policies and practices relating to employee relations and human resource activities.  The Compensation Committee approves the compensation of our executive officers, including the Chief Executive Officer.  The Compensation Committee also provides oversight of the design of all our retirement and health and welfare plan programs and human resource management practices and policies, including hiring and retention, performance management programs, diversity policies and practices, leadership development and manager succession planning.  It has authority to retain or obtain the advice of compensation consultants to assist with regard to any of its activities.  The Compensation Committee also administers our incentive and equity compensation plans.

The Compensation Committee presently consists of Steven L. Fisher (Chairperson), Allen J. Carlson and Craig E. Johnson, each of whom meets the independence standards of the NYSE and the Securities and Exchange Commission for compensation committee members, as well as the director independence standards adopted by the Board.  The Compensation Committee held three meetings in 2019.

In 2019, the Compensation Committee retained Willis Towers Watson to provide it with market information, analysis and other advice relating to executive compensation on an ongoing basis. The Compensation Committee engaged Willis Towers Watson to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as to assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers, individually as well as in the aggregate, is competitive and fair. We do not believe the retention of, or the work performed by, Willis Towers Watson creates any conflict of interest.

Nominating and Corporate Governance Committee

The purposes of the Nominating and Corporate Governance Committee are to (i) carry out the responsibilities delegated to it by the Board relating to our director nomination process and procedures, (ii) identify individuals qualified to become members of the Board (consistent with criteria approved by the Board), (iii) select and recommend to the Board qualified potential director nominees for election at each of the annual meeting of shareholders, (iv) develop, maintain and recommend to the Board a set of corporate governance guidelines applicable to us, (v) oversee the evaluation of the Board, its committees and management and (vi) oversee, in concert with the Audit Committee, compliance with the rules, regulations and ethical standards for our directors, officers and employees, including corporate governance matters and practices.

The Nominating and Corporate Governance Committee presently consists of Jay O. Rothman (Chairperson), Allen J. Carlson, Timothy L. Christen and John A. St. Peter , each of whom meets the independence standards of the NYSE for Nominating and Corporate Governance Committee members, as well as the director independence standards adopted by the Board.  The Nominating and Corporate Governance Committee held three meetings in 2019.

Board Oversight of Risk

The Board, as a whole and through its committees, has responsibility for the oversight of risk management at the Company.  In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.  The Board receives reports from management on financial, operational, legal compliance and reputation risks and the degree of exposure to those risks.  The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business units of the Company.

The Board oversees an enterprise-wide approach to risk management, which is designed to (i) support the achievement of organizational objectives, including strategic objectives, (ii) improve long-term organizational performance and (iii) enhance shareholder value. Several Board committees are responsible for risk oversight in specific areas.  The Board relies on its Audit Committee to address significant financial risk exposures and the steps management has taken to monitor, control and report such exposures to the full Board, including the Company's risk assessment and risk management guidelines and policies.  The Compensation Committee monitors and evaluates risks arising from the Company's compensation policies and practices for its employees.  The Board's role in the Company's risk oversight has not affected the Board's leadership structure.

Nominations of Directors

The Nominating and Corporate Governance Committee will consider persons recommended by shareholders to become nominees for election as directors.  Recommendations for consideration by the Nominating and Corporate Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee.  The Company's bylaws also set forth certain requirements for shareholders wishing to nominate director candidates.  See the section titled "Miscellaneous-Shareholder Proposals" below for additional information.

In identifying and evaluating nominees for director, the Nominating and Corporate Governance Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company.  The Nominating and Corporate Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee.  In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating and Corporate Governance Committee will consider areas of expertise and competencies that candidates may have to offer as well as the overall composition and diversity of the Board.  In addition, the Board and the Nominating and Corporate Governance Committee believe that the Board as a collective whole should have the following technical skills and experience:

  Executive leadership experience.

  Manufacturing operations expertise.

  Sales and marketing experience.

  Expertise with technology, particularly around artificial intelligence.

  Public company compliance/governance experience.

  Employee stock ownership plan governance expertise.

  Executive compensation expertise.

  Diversity, which may include diversity based on gender, ethnicity, experience and perspective.

The Nominating and Corporate Governance Committee also believes that nominees for director should possess the following attributes:

  Team player/collaborative.

  Ability and willingness to challenge and probe.

  Candor and willingness to share opposing viewpoints.

  Common sense and sound judgment.

  Integrity and high ethical standards.

  Interpersonal skills.

  Ability to listen.

  Oral communication skills.

  Understanding of effective decision-making processes.

  Willingness and ability to devote time and energy to the role.

Communications with the Board of Directors

Shareholders or interested parties may communicate with the Board by writing to Mayville Engineering Company, Inc., Board of Directors (or, at the writer's option, to a specific director or to the independent directors as a group), c/o Todd M. Butz, Secretary, 715 South Street, Mayville, Wisconsin 53050.  The Secretary will ensure that the communication is delivered to the Board, the specified director or the specified group of directors, as the case may be.

Transactions with Related Persons

Except as otherwise disclosed in this section, we had no related person transactions during 2019, and none are currently proposed, in which we were a participant and in which any related person had a direct or indirect material interest.  Our Board has adopted written policies and procedures regarding related person transactions.  For purposes of these policies and procedures:

  A "related person" means a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and any member of the immediate family of such persons; and

  A "related person transaction" generally is a transaction between the Company and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person had or will have a direct or indirect material interest.

Our Audit Committee is responsible for reviewing, approving or ratifying all related party transactions. The Audit Committee's decision whether or not to approve or ratify a proposed transaction is made in light of whether consummation of the transaction is believed by the Audit Committee to not be or have been contrary to the best interests of the Company.

Jay O. Rothman, one of our directors, is a partner in the law firm of Foley & Lardner LLP, which provides legal services to us. For this legal work, we paid Foley & Lardner LLP approximately $1.7 million during the year ended December 31, 2019.  Most of these fees were related to our initial public offering.

Based on its review, the Audit Committee determined that the transactions conducted with Foley & Lardner LLP were fair and reasonable to the Company and on terms no less favorable to the Company than could be obtained in a comparable arm's length transaction with an unrelated third party. In approving these transactions, the Audit Committee also determined that they were in the best interests of the Company.

2019 DIRECTOR COMPENSATION

Directors who are employees of the Company receive no compensation for service as members of either the Board or committees thereof.  In 2019, directors who are not employees of the Company received $8,000 for each meeting of our Board attended, $2,000 for each meeting of our Board committees attended and $1,000 for each telephonic meeting of our Board committees joined.  Our non-employee directors also receive an annual equity grant with a target grant date value of $100,000.  The restricted stock units vest on the first anniversary of the grant date, contingent on the non-employee director's continued service until the vesting date or earlier death or disability.  Our non-employee directors were permitted to defer the settlement of their restricted stock units granted in 2019; any awards deferred are reflected in the Stock Awards column of the table below in the year granted. We also reimburse all ordinary and necessary expenses incurred in the conduct of our business.

The following table provides information regarding the compensation of our non-employee directors during 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)	Total ($)
Allen J. Carlson	$39,000	$100,011	$139,011
Timothy L. Christen	$45,000	$100,011	$145,011
Steven L. Fisher	$45,000	$100,011	$145,011
Craig E. Johnson	$36,000	$100,011	$136,011
Patrick D. Michels	$29,000	$100,011	$129,011
Jay O. Rothman	$31,000	$100,011	$131,011
John A. St. Peter	$40,000	$100,011	$140,011

_______________________

(1) The amounts reported in this column represent the aggregate grant date fair value of director restricted stock unit awards granted to directors on May 8, 2019, as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. These amounts reflect the accounting cost that will be incurred by the Company over the requisite service period of one-year, beginning at the date of grant, for these restricted stock units and do not represent the actual economic value that may be realized by the non-employee director. For information on the assumptions used to calculate the grant date fair value of the restricted stock units, please see Note 22 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.  Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  Each non-employee director had 5,883 unvested restricted stock units outstanding as of December 31, 2019.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter, the Audit Committee's purposes include assisting the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; and (iii) the qualifications and independence of the independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2019 Annual Report on Form 10-K with the Company's management and independent registered public accounting firm.

The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board regarding communications with audit committees.  In addition, the Company's independent registered public accounting firm provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the firm's independence.  The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm.  The Audit Committee has considered whether the provision of the services relating to the Audit-Related Fees, Tax Fees and All Other Fees set forth in the section titled "Miscellaneous - Independent Registered Public Accounting Firm" below was compatible with maintaining the independence of the independent registered public accounting firm and determined that such services did not adversely affect the independence of the firm.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

AUDIT COMMITTEE

Timothy L. Christen, Chairperson

Steven L. Fisher
Patrick D. Michels

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date (i.e., March 9, 2020) by: (1) each director and director nominee; (2) each of the executive officers named in the Summary Compensation Table; (3) all of the directors, director nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (4) each person or entity known to the Company to be the beneficial owner of more than 5% of the Common Stock.  Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.  The footnotes also indicate instances in which the same shares are reported as held by two or more holders.  As of the Record Date, there were 19,311,966 shares of Common Stock outstanding.

Shares Beneficially Owned

Name of Beneficial Owner	Shares	%
Directors and Named Executive Officers (1)
Robert D. Kamphuis	355,356(2)	1.8%
Todd M. Butz	99,579(2)	*
Ryan F. Raber	65,416(2)	*
Allen J. Carlson	15,883 (3)	*
Timothy L. Christen	38,883 (3)	*
Steven L. Fisher	13,383 (3)	*
Craig E. Johnson	5,883 (3)	*
Patrick D. Michels	30,883 (3)	*
Jay O. Rothman	20,883 (3)	*
John A. St. Peter	6,383 (3)	*
All current directors, nominees and executive officers as a group (13 persons)	782,610 (2)(3)	3.9%

Other Holders
ESOP (4)	9,290,227(5)	48.1%
401(k) Plan(6)	2,822,564(7)	14.6%
Wells Fargo(8)	1,617,023	8.4%

_______________________

* Denotes less than 1%.

(1) The address of all directors and named officers is c/o Mayville Engineering Company, Inc., 715 South Street, Mayville, Wisconsin 53050.

(2) Includes shares of Common Stock that may be purchased under stock options which are currently exercisable or exercisable within 60 days of March 9, 2020, and shares of Common Stock attributable to restricted stock units that could be received within 60 days of March 9, 2020, as follows:  Mr. Kamphuis, 205,637 shares; Mr. Butz, 47,138 shares; Mr. Raber, 39,313 shares; and all current executive officers as a group, 351,684 shares.

(3) Includes shares of Common Stock attributable to director restricted stock units that could be received within 60 days of March 9, 2020, as follows:  each of Messrs. Carlson, Christen, Fisher, Johnson, Michels, Rothman and St. Peter, 5,883 shares; and all current directors and nominees as a group, 41,181 shares.

(4) The trustee of the ESOP is GreatBanc Trust Company and its address is 801 Warrenville Road, Suite 500, Lisle, Illinois  60532.  ESOP participants have the right to direct the vote of the shares allocated to his or her ESOP account.  However, if a participant does not timely direct the voting of his or her shares, then the ESOP trustee will vote such shares in its independent fiduciary discretion.

(5) Includes shares of Common Stock held by the following executive officers of the Company in the ESOP (and which are also reported in his, her or their holdings in this table): Mr. Kamphuis, 63,046 shares; Mr. Butz, 24,909 shares; Mr. Raber, 15,567 shares; and all current executive officers as a group, 153,567 shares.

(6) The trustee of the Mayville Engineering Company, Inc. 401(k) Plan (the "401(k) Plan") is Wells Fargo Bank, N.A. and its address is 1525 West W.T. Harris Boulevard, Charlotte, North Carolina  28263.  401(k) Plan participants have the right to direct the vote of the shares allocated to his or her 401(k) Plan account.  However, if a participant does not timely direct the voting of his or her shares, then the 401(k) Plan trustee will vote such shares as directed by the 401(k) Plan sponsor, which is the Company.

(7) Includes shares of Common Stock held by the following executive officers of the Company in the 401(k) Plan (and which are also reported in his, her or their holdings in this table): Mr. Kamphuis, 16,674 shares; Mr. Butz, 12,059 shares; Mr. Raber, 8,036 shares; and all current executive officers as a group, 52,703 shares.

(8) The number of shares owned set forth above in the table is as of or about December 31, 2019 as reported by  Wells Fargo & Company, Wells Fargo Bank, N.A., Wells Fargo Clearing Services, LLC, Wells Capital Management Incorporated, Wells Fargo Advisors Financial Network, LLC, Wells Fargo Funds Management, LLC and Wells Fargo Securities, LLC (all of the foregoing, collectively, "Wells Fargo") in its Schedule 13G filed with the Securities and Exchange Commission.  The address for Wells Fargo is 420 Montgomery Street, San Francisco, California  94163.  Wells Fargo & Company reports sole voting and dispositive power with respect to 7,635 of these shares, shared voting power with respect to 111,339 of these shares and shared dispositive power with respect to 1,609,388 of these shares.  Wells Capital Management Incorporated reports no sole voting or dispositive power with respect to these shares, shared voting power with respect to 1,482,302 of these shares and shared dispositive power with respect to 1,607,854 of these shares. Wells Fargo Funds Management, LLC reports no sole voting or dispositive power with respect to these shares, shared voting power with respect to 1,360,365 of these shares and shared dispositive power with respect to 1,360,365 of these shares.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and any owner of greater than 10% of the Company's Common Stock to file reports with the Securities and Exchange Commission concerning their ownership of the Company's Common Stock.  Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that, during the year ended December 31, 2019, all of its directors and executive officers and owners of greater than 10% of the Company's Common Stock complied with the Section 16(a) filing requirements, except that (i) a Form 3 for each of Steven L. Fisher and Craig E. Johnson (each reporting the initial statement of beneficial ownership of securities) and (ii) a Form 4 for each of Steven L. Fisher and Clifford O. Sanderson (each reporting a purchase of stock) were not timely filed.

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2020.

We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. Although ratification is not required, our Board is submitting the appointment of Deloitte & Touche LLP to our shareholders for ratification because we value our shareholders' views on our independent auditors and as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, the Audit Committee will consider it as a direction to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and our shareholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire.  Such representatives are also expected to be available to respond to appropriate questions.

Assuming a quorum is present at the Annual Meeting, the number of votes cast for the ratification of the Audit Committee's appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020 must exceed the number of votes cast against it. Abstentions and broker non-votes will be counted as present in determining whether there is a quorum; however, they will not constitute a vote "for" or "against" ratification and will be disregarded in the calculation of votes cast. A broker non-vote occurs when a broker submits a proxy card with respect to shares that the broker holds on behalf of another person but declines to vote on a particular matter, either because the broker elects not to exercise its discretionary authority to vote on the matter or does not have authority to vote on the matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. SHARES OF THE COMPANY'S COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the "Summary Compensation Table for 2019" below. Our named executive officers for 2019 were:

Name(1)	Principal Position
Robert D. Kamphuis	Chairman, President and Chief Executive Officer
Todd M. Butz	Chief Financial Officer
Ryan F. Raber	Executive Vice President - Strategy, Sales & Marketing

(1)

As an "emerging growth company," our "named executive officers" consist of the individuals who served as our principal executive officer and our two other most highly compensated officers who served as executive officers during our last completed fiscal year.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the completion of this offering may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table for 2019

The following table provides information regarding the compensation of our named executive officers during 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	Non-qualified deferred compensation earnings ($)(5)	All other compensation ($)(6)	Total ($)
Robert D. Kamphuis	2019	670,000	201,000	2,645,000	945,000	3,850,634	7,837,760	11,200	16,160,594
Chairman, President and Chief Executive Officer	2018	510,000	892,680	--	--	1,607,418	--	14,687	3,024,785
Todd M. Butz	2019	365,000	87,600	587,500	237,500	1,817,360	464,728	11,200	3,570,888
Chief Financial Officer	2018	310,000	257,560	--	--	390,823	--	14,687	973,070
Ryan F. Raber	2019	320,000	64,000	517,500	167,500	1,817,360	455,836	11,200	3,353,396
Executive Vice President -Strategy, Sales & Marketing	2018	265,000	190,220	--	--	247,404	--	14,903	717,743

(1)

The amounts in this column represent annual cash bonuses earned on a discretionary basis for 2019 and paid in 2020 as described below under the heading "Incentive Compensation Plans -- 2019 Annual Cash Bonus."

(2)

The Stock Awards column represents the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718"), for restricted stock units that were granted pursuant to the Mayville Engineering Company, Inc. 2019 Omnibus Incentive Plan (the "Omnibus Incentive Plan").  Information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 22 to the Consolidated Financial Statements for our fiscal year ended December 31, 2019. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)

The Option Awards column represents the aggregate grant date fair value, computed in accordance with ASC Topic 718, for stock options that were granted pursuant to the Omnibus Incentive Plan. Information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 22 to the Consolidated Financial Statements for our fiscal year ended December 31, 2019. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)

The amounts in this column for 2019 represent incentive awards earned and paid during 2019 under the Mayville Engineering Company, Inc. Long-Term Incentive Plan with respect to the three-year performance periods covering 2017 to 2019 and 2018 to 2020 that were truncated in connection with our initial public offering in May 2019 when the Long-Term Incentive Plan was terminated as described in narrative disclosure below.

(5)

The amounts in this column for 2019 represent the increase in the value of the named executive officers' accounts under the Mayville Engineering Company Deferred Compensation Plan due to the conversion of the participants' accounts from a deemed investment in our Common Stock to a cash-based investment, which was effectuated at $17.00 per share, the price established by the underwriters for our sale of stock in our initial public offering in May 2019.  Except for the increase due to this conversion, our named executive officers did not receive any above-market interest on nonqualified deferred compensation in 2019.

(6)

The amounts in this column for 2019 represent amounts credited or expected to be credited by us to the named executive officer's account under our defined contribution retirement plans (the ESOP and the 401(k)) for 2019.

Employment, Severance or Change in Control Agreements

We have entered into executive severance agreements with Messrs. Kamphuis and Butz that provide a lump sum severance benefit equal to one and one-half times and one times, respectively, the executive's then-current annual base salary and target annual cash bonus in the event that his employment is involuntarily terminated without cause or he terminates for good reason.  As a condition of receiving such severance Messrs. Kamphuis and Butz are required to execute a release and waiver of claims. Other than the foregoing, our named executive officers have no employment, severance or change in control agreements.

Incentive Compensation Plans

2019 Annual Cash Bonus

 During 2019, our named executive officers were eligible to receive annual cash bonuses based on the achievement of certain performance conditions established by our Compensation Committee.  The performance goals had both (1) company performance measures, which were Return on Net Capital Employed ("RONCE"), and Earnings Before Interest, Taxes, Depreciation, Amortization and ESOP Expense ("EBITDAE"), and (2) individual performance measures.  The performance goals for each element were pre-established at threshold, target and maximum performance levels.

The performance measures that applied to each named executive officer were as follows. The applicable measures were weighted as follows: 40% RONCE, 40% EBITDAE and 20% individual performance, which is determined on a discretionary basis.  For 2019, the threshold performance levels for RONCE and EBITDAE were not achieved, but  individual performance was deemed satisfactory on a discretionary basis.

Our Compensation Committee also established specific target bonus payouts for each named executive officer, which are expressed as a percentage of each named executive officer's base salary.  For 2019, the named executive officer target payouts as a percentage of base salary were: Mr. Kamphuis 150%; Mr. Butz 120% and Mr. Raber 100%.  The actual annual cash bonus paid is calculated by multiplying the applicable weightings by the percentages of achievement to derive the percentages shown in the table below, and multiplying the sum of those percentages by the bonus target payouts for each named executive officer and each named executive officer's base salary.  In 2019, the actual annual cash bonus calculations were as follows:

	RONCE (%)	EBITDAE (%)	Individual (%)	Total Bonus Percentage Achieved (%)	Bonus Target (%)	Base Salary ($)	Annual Cash Bonus ($)
Robert D. Kamphuis	0.0	0.0	20.0	20.0	150	670,000	201,000
Todd M. Butz	0.0	0.0	20.0	20.0	120	365,000	87,600
Ryan F. Raber	0.0	0.0	20.0	20.0	100	320,000	64,000

Mayville Engineering Company, Inc. Long-Term Incentive Plan

Until our initial public offering in May 2019, our named executive officers participated in the Mayville Engineering Company, Inc. Long-Term Incentive Plan (the "Long-Term Plan"), which provided for the grant of long-term cash incentive ("LTIP") awards that could be earned if the specified performance goals were achieved. In connection with our initial public offering, we terminated the Long-Term Plan as described below.

LTIP Awards

LTIP awards granted under the Long-Term Plan were interests in a long-term cash incentive award for a three-calendar-year performance period.  Payment of the LTIP awards was entirely discretionary.  As a condition to receiving payment under the LTIP awards, a participating employee was required to either (1) be our employee or our affiliate's employee on the date of the applicable cash payment after the performance period or (2) have retired after reaching age 65, died or become disabled during the performance period.

At the end of the performance period, the Compensation Committee would review the performance of our Chief Executive Officer, and our Chief Executive Officer would review the performance of all other participating employees who had satisfied the continuing employment conditions, and determine a discretionary cash amount earned by the participating employee, from a minimum of $0 to a maximum amount that is specified in each participating employee's award agreement, or a fraction thereof for employees terminated during the performance period due to retirement at age 65, death or disability.

At the time of our initial public offering in May 2019, the 2017 to 2019 and the 2018 to 2020 performance periods had been partially completed. We refer to these performance periods as the open performance periods. In contemplation of our initial public offering, no awards were granted with respect to the 2019 to 2021 performance period. The open performance periods were truncated as of the date of our initial public offering, and the amount earned by each participant, including our named executive officers, was equal to the product of (1) the growth in our enterprise value from the first day of the applicable performance period through the end of the truncated performance period, based on our enterprise value following the consummation of this offering, multiplied by (2) the individual participation percentage assigned to the participant when the LTIP award was granted.

Following the completion of our initial public offering in May 2019, the Compensation Committee determined the aggregate amounts earned with respect to the open performance periods by Messrs. Kamphuis, Butz and Raber under the formula described above, and they were paid to the Long-Term Plan participants following the Committee's determination.  The amounts earned by Messrs. Kamphuis, Butz and Raber for the truncated 2017 to 2019 and 2018 to 2020 performance periods are shown in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for 2019.

Following the determination of and final payment of any amounts awarded by our Compensation Committee with respect to the open performance periods, the Long-Term Plan terminated.  No further awards will be granted under the Long-Term Plan.

Incentive Compensation Decisions for 2019

One-Time IPO Long-Term Incentive Award Grants. On March 14, 2019, our Compensation Committee approved one-time equity-based award grants to our executive officers, including our named executive officers, which were contingent upon the completion of our initial public offering. The grants were made under our Omnibus Incentive Plan in recognition of the contributions of our executive officers to our initial public offering. The grants to our named executive officers had the target grant date fair values listed below and were granted in the form of restricted stock units based on the initial public offering price:

Executive Officer	Target Grant Date Fair Value ($)
Robert D. Kamphuis	700,000
Todd M. Butz	350,000
Ryan F. Raber	350,000

These awards will vest on May 8, 2020, contingent on the named executive officer's continued employment until the vesting date or earlier death or disability.

Other Incentive Compensation Decisions.

Our Compensation Committee also approved a reduction in Mr. Kamphuis' target annual cash bonus opportunity for 2019 from 300% of base salary to 150% of base salary. Our Compensation Committee approved this reduction to place greater emphasis on long-term incentive compensation following the initial public offering. To compensate Mr. Kamphuis for this change, our Compensation Committee approved a one-time equity-based award with a target grant date fair value of $1,000,000, which was made in the form of restricted stock units based on the initial public offering price. The award will vest on May 8, 2020, contingent on the named executive officer's continued employment until the vesting date or earlier death or disability.

Our Compensation Committee also approved annual grants of equity-based awards to our named executive officers, consisting of restricted stock units and stock options.  These awards were granted under our Omnibus Incentive Plan and are subject to the vesting at a rate of 50% per year over the first two anniversaries of the grant date, contingent on the award holder's continued employment until the vesting date or earlier death or disability.  The awards are reflected in the "Stock Awards" and "Option Awards" columns, respectively, of the Summary Compensation Table for 2019 above and in the Outstanding Equity Awards Table as of December 31, 2019 below.

401(k) Plan; ESOP; Nonqualified Deferred Compensation

Mayville Engineering Company, Inc. 401(k) Plan and ESOP

Our named executive officers are eligible to participate in the 401(k) Plan on the same basis as other employees who satisfy the 401(k) Plan's eligibility requirements. The 401(k) Plan has an employee stock ownership component under which participants may invest their accounts in shares of our Common Stock. In addition to the employee stock ownership component of the 401(k) Plan, we maintain the separate ESOP.

Our named executive officers are eligible to participate in the ESOP on the same basis as other employees who satisfy the ESOP's eligibility requirements.

Under our 401(k) Plan, our named executive officers, along with other 401(k) Plan participants, were eligible in 2019 for "safe harbor" non-elective contributions of 3% of the employee's annual salary. In addition, under the ESOP, our named executive officers, along with other ESOP participants, were eligible in 2019 for a discretionary contribution of approximately 1% per year of the employee's annual salary.

We do not provide any defined-benefit pension benefits.

Mayville Engineering Company Deferred Compensation Plan

Our named executive officers are eligible to participate in the Mayville Engineering Company Deferred Compensation Plan (the "Deferred Compensation Plan"), which permits eligible participants to make elective deferrals of up to 50% of the participant's annual base salary and up to 100% of the participant's annual short-term cash incentive compensation.  Each year, we credit to the account of each participant an amount reflecting the amount, if any, of any reduced allocations, due solely to the participant's elective deferrals under the Deferred Compensation Plan with respect to our "safe harbor" contributions and discretionary employer contributions to the ESOP and 401(k) Plan and employer non-elective contributions to the 401(k) Plan for the year.

Amounts deferred under the Deferred Compensation Plan were, until the time of our initial public offering in May 2019, deemed invested in shares of our Common Stock and were credited with dividend equivalents while deferred.  Deferred amounts credited to a participant's account are generally distributed following the participant's separation from service, in a lump sum or up to five annual installments, as elected by the participant.  Upon a change in control, the Deferred Compensation Plan will terminate and all amounts deferred under the plan will be distributed, generally in a lump sum.

At the time of our initial public offering, because we intend to provide future equity incentive opportunities through the Omnibus Incentive Plan, the Deferred Compensation Plan was amended to eliminate the deemed investment of Deferred Compensation Plan account balances in our Common Stock. Instead, a participant's Deferred Compensation Plan account was deemed to be invested in one or more alternate investment options, such as a mutual fund, for purposes of tracking the deemed investment gain or loss on the participant's account. Currently, the investment options under the Deferred Compensation Plan generally follow the investment options available under the 401(k) Plan, except that there is no Common Stock investment alternative available under the Deferred Compensation Plan.

The conversion of the participants' accounts under the Deferred Compensation Plan from a deemed investment in our Common Stock to a cash-based investment was effectuated at $17.00 per share, which was the price established by the underwriters for our sale of stock in our initial public offering. As a result of this conversion, the accounts of Messrs. Kamphuis, Butz and Raber increased in value by the amounts shown in the column titled "Non-qualified deferred compensation earnings" in the "Summary Compensation Table for 2019."  The accounts of the participants, including the named executive officers, in the Deferred Compensation Plan reflect amounts contributed to the plan by the participants, as well as earnings on these voluntary deferred amounts. The Deferred Compensation Plan is non-funded and unsecured in that it represents only a contractual promise by us to make benefit payments in the future and participants in the Deferred Compensation Plan have the status of general unsecured creditors of our Company.

Other Elements of Compensation

Health/Welfare Plans.  All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

  medical, dental and vision benefits;

  medical and dependent care flexible spending accounts;

  short-term and long-term disability insurance; and

  life insurance.

We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Cost Guarantee.  We maintain a cost guarantee arrangement with Mr. Kamphuis under which, in exchange for Mr. Kamphuis' relocation to the Mayville area, we agreed to guarantee the return of the initial cost of his home in the event of his death, disability or termination of employment.  In addition, if the value of the guarantee is in excess of the current fair market value at the time of the termination, then we will provide a make-whole payment to Mr. Kamphuis for any personal income tax liability he incurs as a result of the guarantee and any taxes due as a result of the make-whole payment.  We entered into this arrangement with Mr. Kamphuis to encourage him to relocate to the Mayville area because we believe that it is valuable to us to have our President and Chief Executive Officer in close proximity to our headquarters.

Outstanding Equity Awards as of December 31, 2019

The following table contains information concerning equity awards held by our named executive officers that were outstanding as of December 31, 2019.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested(1)($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert D. Kamphuis	-	155,684(2)	$17.00	5/08/2029	155,589(3)	1,459,418	-	-

Todd M. Butz	-	39,127(2)	$17.00	5/08/2029	34,559(4)	324,162	-	-

Ryan F. Raber	-	27,595(2)	$17.00	5/08/2029	30,441(5)	285,538	-	-

______________________________

(1) Market value computed by multiplying the number of restricted stock units that have not vested by $9.38, which was the closing price of a share of our Common Stock on the last trading day of 2019.

(2) The options will vest 50% on each of May 8, 2020 and May 8, 2021.

(3) 127,795 restricted stock units will vest on May 8, 2020 and 27,794 restricted stock units will vest on May 8, 2021.

(4) 27,574 restricted stock units will vest on May 8, 2020 and 6,985 restricted stock units will vest on May 8, 2021.

(5) 25,515 restricted stock units will vest on May 8, 2020 and 4,926 restricted stock units will vest on May 8, 2021.

Omnibus Incentive Plan

We did not maintain any equity incentive plan prior to our initial public offering in May 2019.  However, in connection with our initial public offering, our board of directors and the ESOP, as our sole shareholder, adopted the Mayville Engineering Company, Inc. 2019 Omnibus Incentive Plan, under which the stock options and restricted stock units described above were granted to our named executive officers in 2019. The following description of certain material terms of the Omnibus Incentive Plan is qualified by reference to the full text of the Omnibus Incentive Plan.

Administration

The Omnibus Incentive Plan is administered by our board of directors or our compensation committee, or any other committee or subcommittee or one or more of our officers to whom authority has been delegated (collectively, as the "Administrator").  The Administrator has the authority to interpret the Omnibus Incentive Plan or award agreements entered into with respect to the plan; make, change, and rescind rules and regulations relating to the Omnibus Incentive Plan; make changes to, or reconcile any inconsistency in, the Omnibus Incentive Plan or any award or agreement covering an award; and take any other actions needed to administer the Omnibus Incentive Plan.

Eligibility; Participant Award Limits

The Administrator may designate any of the following as a participant under the Omnibus Incentive Plan: any officer or employee, or individuals engaged to become an officer or employee, of our Company or our affiliates; and consultants of our Company or our affiliates, and our directors, including our non-employee directors.

Types of Awards

The Omnibus Incentive Plan permits the Administrator to grant stock options, stock appreciation rights, performance shares, performance units, shares of Common Stock, restricted stock, restricted stock units, cash incentive awards, dividend equivalent units, or any other type of award permitted under the Omnibus Incentive Plan.  The Administrator may grant any type of award under the Omnibus Incentive Plan to any participant it selects, but only our employees or our subsidiaries' employees may receive grants of incentive stock options within the meaning of Section 422 of the Internal Revenue Code.  Awards may be granted alone or in addition to, in tandem with, or (subject to the repricing prohibition described below) in substitution for any other award (or any other award granted under another plan of our Company or any affiliate, including the plan of an acquired entity).

Change of Control

Upon a change of control (as defined in the Omnibus Incentive Plan), the successor or surviving corporation may agree to assume some or all outstanding awards or replace them with the same type of award with similar terms and conditions, without the consent of any participant, subject to the following requirements:

  Each award that is assumed must be appropriately adjusted, immediately after such change of control, to apply to the number and class of securities that would have been issuable to a participant upon the consummation of such change of control had the award been exercised, vested, or earned immediately prior to such change of control, and other appropriate adjustment to the terms and conditions of the award may be made.
  If the securities to which the awards relate after the change of control are not listed and traded on a national securities exchange, then (a) each participant must be provided the option to elect to receive, in lieu of the issuance of such securities, cash in an amount equal to the fair value of the securities that would have otherwise been issued, and (b) no reduction may be taken to reflect a discount for lack of marketability, minority, or any similar consideration, for purposes of determining the fair value of such securities.
  If a participant is terminated from employment without cause, or due to death or disability, or the participant resigns employment for good reason (as defined in any award or other agreement between the participant and our Company or an affiliate) within two years following the change of control, then upon such termination, all of the participant's awards in effect on the date of such termination will vest in full or be deemed earned in full.

If the purchaser, successor, or surviving entity does not assume the awards or issue replacement awards, then immediately prior to the change of control date, unless the Administrator otherwise determines:

  Each stock option or SAR then held by a participant will become immediately and fully vested, and all stock options and SARs will be cancelled on the change of control date in exchange for a cash payment equal to the excess of the change of control price of the shares of Common Stock over the purchase or grant price of such shares under the award.

  Unvested restricted stock and RSUs (that are not performance awards) will vest in full.
  All performance shares, performance units, and cash incentive awards for which the performance period has expired will be paid based on actual performance, and all such awards for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the amount that would have been due under such awards, valued assuming achievement of target performance goals at the time of the change of control, prorated based on the number of full months elapsed in the performance period.
  All unvested dividend equivalent units will vest (to the same extent as the award granted in tandem with such units) and be paid.
  All other unvested awards will vest and any amounts payable will be paid in cash.

MISCELLANEOUS

Change in Accountants

In preparation for our initial public offering of Common Stock, on October 16, 2018, our Board approved the decision to change independent registered public accounting firms and we dismissed Schenck SC ("Schenck") as our independent registered public accounting firm. On January 10, 2019, we retained Deloitte & Touche LLP as our new independent registered public accounting firm to audit our consolidated financial statements as of and for the year ended December 31, 2018 and to re-audit our consolidated financial statements as of and for the year ended December 31, 2017, which had previously been audited by Schenck.

The report of Schenck on our consolidated financial statements as of and for the year ended December 31, 2017 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent years preceding our dismissal of Schenck and the subsequent interim period through October 16, 2018, we had no "disagreements" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with Schenck on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Schenck, would have caused Schenck to make reference in connection with its report to the subject matter of the disagreement during its audit of our consolidated financial statements for the year ended December 31, 2017. During the two most recent years preceding our discharge of Schenck and the subsequent interim period through October 16, 2018, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto).

During the two years ended December 31, 2017 and through the period ended October 16, 2018, we did not consult with Deloitte & Touche LLP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Deloitte & Touche LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

We have previously provided Schenck with a copy of the foregoing disclosure and requested that Schenck furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not Schenck agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of the letter, dated February 7, 2019, furnished by Schenck in response to that request, was filed as Exhibit 16 to our Registration Statement on Form S-1 (File No. 333-230840), filed with the Securities and Exchange Commission on April 12, 2019.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP acted as the independent registered public accounting firm for the Company since January 10, 2019.  The Audit Committee is solely responsible for the selection, retention, oversight and, when appropriate, termination of the Company's independent registered public accounting firm.

The fees to Deloitte & Touche LLP, our current independent registered public accounting firm, for all services rendered for the period commencing January 10, 2019 and ending December 31, 2019 were as follows:

Audit Fees(1)	$882,446
Audit-Related Fees(2)	$562,339
Tax Fees(3)	-
All Other Fees	-
Total	$1,444,785

___________________

(1) Audit of annual financial statements for the years ended December 31, 2017, 2018 and 2019, review of financial statements included in Form 10-Q for year ended December 31, 2019 and other documents filed with the Securities and Exchange Commission, including our registration statement on Form S-1 relating to our initial public offering in May 2019, and other services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses.

(2) Services related to the Company's initial public offering, including out of pocket expenses.

(3)    Tax consultations and tax return preparation including out-of-pocket expenses.

The fees to Schenck, our former auditor, for all services rendered for the period commencing January 1, 2018 and ending October 16, 2018 were as follows:

Audit Fees(1)	$-
Audit-Related Fees(2)	16,397
Tax Fees(3)	9,800
All Other Fees	-
Total	$26,197

___________________

(1) Audit of annual financial statements, review of financial statements and other services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses.

(2) Services related to the company's 401k audit including out of pocket expenses.

(3)    Tax consultations and tax return preparation including out-of-pocket expenses.

The Audit Committee has established pre-approval policies and procedures with respect to audit and permitted non-audit services to be provided by its independent registered public accounting firm.  Pursuant to these policies and procedures, the Audit Committee may form, and delegate authority to, subcommittees consisting of one or more members when appropriate to grant such pre-approvals, provided that decisions of such subcommittee to grant pre-approvals are presented to the full Audit Committee at its next scheduled meeting.  The Audit Committee's pre-approval policies do not permit the delegation of the Audit Committee's responsibilities to management.  In 2019, the Audit Committee pre-approved all services provided by our independent registered public accounting firm, and no fees to the independent registered public accounting firm were approved pursuant to the de minimis exception under the Securities and Exchange Commission's rules.

Expenses

The cost of soliciting proxies will be borne by the Company.  In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular associates of the Company.  Such individuals will not be paid any additional compensation for such solicitation.  The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

Multiple Shareholders Sharing the Same Address

Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company's communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company's annual report to shareholders and proxy statement, unless the Company has received contrary instructions from one or more of the shareholders.  Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered.  For future deliveries of annual reports to shareholders and/or proxy statements, shareholders may also request that we deliver multiple copies at a shared address to which a single copy of each document was delivered.  Shareholders sharing an address who are currently receiving multiple copies of the annual report to shareholders and/or proxy statement may also request delivery of a single copy.  Shareholders may notify the Company of their requests by calling or writing Todd M. Butz, Secretary, Mayville Engineering Company, Inc., at (920) 387-4500 or 715 South Street, Mayville, Wisconsin 53050.

Shareholder Proposals

Proposals that shareholders of the Company intend to present at and have included in the Company's proxy statement for the 2021 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), must be received by the Company by the close of business on December 3, 2020.  In addition, a shareholder who otherwise intends to present business at the 2021 annual meeting (including nominating persons for election as directors) must comply with the requirements set forth in the Company's bylaws.  Among other things, our bylaws provide that shareholders seeking to bring business before an annual meeting must provide timely notice of their proposal in writing to the Secretary of the Company. To be timely, a shareholder's notice for the 2021 annual meeting must be received on or before December 31, 2020 (assuming a meeting before May 1, 2021).  If the date of the 2021 annual meeting is on or after May 1, 2021, then the deadline for receipt by the Company of a timely notice under the bylaws is extended one day after December 31, 2020 for each day after April 30, 2021 until the date of the 2021 annual meeting (for example, if the 2021 annual meeting will be held on May 12, 2021, then the notice deadline under the Company's bylaws would be January 12, 2021). The bylaws also specify requirements as to the form and content of a shareholder's notice.  Under the bylaws, if the Company does not receive timely notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., proposals shareholders intend to present at the 2021 annual meeting but do not intend to include in the Company's proxy statement for such meeting), then the Company will not be required to present such proposal at the 2021 annual meeting.  If the Board chooses to present such proposal at the 2021 annual meeting, then the persons named in proxies solicited by the Board for the 2021 annual meeting may exercise discretionary voting power with respect to such proposal.

By Order of the Board of Directors
MAYVILLE ENGINEERING COMPANY, INC.

Todd M. Butz
Secretary

April 2, 2020

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE AT THE MEETING
Go to **www.virtualshareholdermeeting.com/MEC2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D06876-P36877 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

MAYVILLE ENGINEERING COMPANY, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors: Terms expiring at the 2023 Annual Meeting	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Steven L. Fisher
02) Patrick D. Michels

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2019 Annual Report to Shareholders are available at www.proxyvote.com.

D06877-P36877

MAYVILLE ENGINEERING COMPANY, INC.
2020 ANNUAL MEETING OF SHAREHOLDERS
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert D. Kamphuis and Todd M. Butz, and each of them, as Proxies with the power of substitution (to act jointly or, if only one acts, then by that one) and hereby authorizes them to represent and to vote as designated on the reverse side all of the shares of Common Stock of Mayville Engineering Company, Inc. held of record by the undersigned on March 9, 2020 at the Annual Meeting of Shareholders to be held on May 12, 2020, or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees and "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020. THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

All votes must be received by 11:59 PM, Eastern Time, on May 11, 2020.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE